EXHIBIT 23.2

                       FORREST A. GARB & ASSOCIATES, INC.
                              PETROLEUM CONSULTANTS
                   5310 Harvest Hill Road, Suite 160 - LB 152
                            Dallas, Texas 75230-5805
                                  (214)788-1110

                                 March 29, 1996


                                CONSENT OF EXPERT
                                -----------------




Ms. Debra D. Valice
Seitel, Inc.
50 Briar Hollow Lane, 7th Floor West
Houston, Texas 77027

Dear Ms. Valice:

         Forrest A. Garb & Associates, Inc., petroleum consultants, hereby consent to the incorporation by reference in any registration statement or other document filed with the Securities and Exchange Commission by Seitel, Inc., of our reserve report dated January 1, 1996 and to all references to our firm included therein.

                                     Forrest A. Garb & Associates, Inc.

                                     By:      /s/ Ronald D. Wade
                                              --------------------------------
                                              Name:   Ronald D. Wade
                                              Title:  Executive Vice President

                                     Dallas, Texas

                                     March 29, 1996